                                                                       EXHIBIT 2





















                   KEITHLEY INVESTMENT CO. LIMITED PARTNERSHIP

                          (An Ohio limited partnership)

               Amended and Restated Limited Partnership Agreement


                                 August 1, 1997

                                TABLE OF CONTENTS


                                                                                                               Page

ARTICLE 1: ORGANIZATION.........................................................................................  2
         Section 1.1                Continuation of the Partnership.............................................  2
         Section 1.2                Character and Purpose of Business...........................................  2
         Section 1.3                Name of Partnership.........................................................  2
         Section 1.4                Principal Place of Business.................................................  2
         Section 1.5                Principal Office............................................................  2
         Section 1.6                Agent for Service of Process................................................  3
         Section 1.7                Names and Addresses of the Partners.........................................  3
         Section 1.8                Governmental Filings........................................................  3
         Section 1.9                Term of Partnership.........................................................  3

ARTICLE 2:  CAPITAL CONTRIBUTIONS...............................................................................  3
         Section 2.1                General Partner's Capital Contribution......................................  3
         Section 2.2                Prior Limited Partner's Capital
                                    Contributions...............................................................  4
         Section 2.3                Recapitalization of Limited Partnership
                                    Units.......................................................................  4
         Section 2.4                Interest on Capital Contributions...........................................  4
         Section 2.5                Withdrawal and Return of Capital
                                    Contributions...............................................................  4
         Section 2.6                Capital Accounts............................................................  4
         Section 2.7                Additional Capital Contributions............................................  5
         Section 2.8                Fair Market Value of Company Stock .........................................  5

ARTICLE 3:  ALLOCATION OF PROFITS AND LOSSES....................................................................  5
         Section 3.1                Profit and Loss Allocations -- In
                                    General.....................................................................  5
         Section 3.2                Profit Allocation -- Special Rules..........................................  6
         Section 3.3                Timing of Allocations.......................................................  7

ARTICLE 4:  DISTRIBUTIONS.......................................................................................  7
         Section 4.1                Distribution of Net Operating Income........................................  7
         Section 4.2                Timing of Distributions.....................................................  9
         Section 4.3                Sales of Company Stock......................................................  9
         Section 4.4                Distributions of Shares in Kind.............................................  9
         Section 4.5                Distributions for Taxes.....................................................  9

ARTICLE 5:  RIGHTS AND DUTIES OF GENERAL PARTNER................................................................  9
         Section 5.1                Powers of the General Partner...............................................  9
         Section 5.2                Duties of the General Partner............................................... 11
         Section 5.3                Restrictions on General Partner............................................. 13
         Section 5.4                Requirement of Unanimous Consent............................................ 13
         Section 5.5                Liability of General Partner................................................ 14

ARTICLE 6:  POWERS, RIGHTS AND DUTIES OF LIMITED PARTNER........................................................ 16
         Section 6.1                Limitation of Liability..................................................... 16
         Section 6.2                No Participation in Management.............................................. 16
         Section 6.3                Voting of Limited Partners.................................................. 16

ARTICLE 7:  ACCOUNTING AND FISCAL AFFAIRS....................................................................... 16
         Section 7.1                Books of Account............................................................ 16


ARTICLE 8: TRANSFER OF PARTNERSHIP INTERESTS.................................................................... 17
         Section 8.1                General Partner............................................................. 17
         Section 8.2                Limited Partner............................................................. 17
         Section 8.3                Transferees................................................................. 17
         Section 8.4                Absolute Restriction........................................................ 17

ARTICLE 9:  DISSOLUTION, WINDING UP AND TERMINATION............................................................. 17
         Section 9.1                Dissolution................................................................. 17
         Section 9.2                Winding Up and Termination.................................................. 18
         Section 9.3                Rights and Obligations of Limited
                                    Partners Upon Dissolution................................................... 19
         Section 9.4                Waiver of Partition......................................................... 19
         Section 9.5                Final Accounting............................................................ 19

ARTICLE 10:  AMENDMENTS......................................................................................... 19
         Section 10.1               Authority to Amend.......................................................... 19

ARTICLE 11:  POWER OF ATTORNEY.................................................................................. 19
         Section 11.1               Power....................................................................... 19
         Section 11.2               Survival of Power........................................................... 20

ARTICLE 12:  MISCELLANEOUS...................................................................................... 20
         Section 12.1               Notices and Addresses....................................................... 20
         Section 12.2               Recapitalizations, Etc...................................................... 21
         Section 12.3               Pronouns and Plurals........................................................ 21
         Section 12.4               Counterparts................................................................ 21
         Section 12.5               Applicable Law.............................................................. 21
         Section 12.6               Successors.................................................................. 21
         Section 12.7               Severability................................................................ 21
         Section 12.8               Exhibits.................................................................... 21

EXHIBITS

Exhibit 1    -   Capital Accounts and Tax Provisions
Exhibit 2    -   Definitions

                   KEITHLEY INVESTMENT CO. LIMITED PARTNERSHIP
                          (An Ohio limited partnership)

               Amended and Restated Limited Partnership Agreement


                  This Amended and Restated Limited Partnership Agreement (referred to herein as the "Agreement") is entered into as of the 1st day of August, 1997 (the "date of this Agreement"), among JOSEPH P. KEITHLEY ("General Partner") and THE 1988 FAMILY TRUST SHARE F/B/O JOSEPH P. KEITHLEY, THE 1988 FAMILY TRUST SHARE F/B/O ROY F. KEITHLEY AND THE 1988 FAMILY TRUST SHARE F/B/O ELIZABETH M. KEITHLEY (the "Limited Partners"), all as successors in interest to Joseph P. Keithley, Trustee under the Joseph F. Keithley 1988 Family Trust (the "Prior Limited Partner"). All capitalized words and phrases used in this Agreement shall have the meanings set forth herein and in Exhibit 2 attached hereto and made a part hereof by this reference, as the case may be.

                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, Keithley Investment Co. Limited Partnership, an Ohio limited partnership, was formed on April 12, 1988 (the
"Partnership") by filing the Certificate of Limited Partnership with the Ohio Secretary of State;

                  WHEREAS, the General Partner and the Limited Partners desire to enter into this Amended and Restated Limited Partnership Agreement to describe the rights and obligations of the Partners; and to provide for the operation of the business of the Partnership;

                  WHEREAS, the Limited Partners are successors in interest to the Prior Limited Partner as a result of that certain Division of the Joseph F. Keithley 1988 Family Trust.

                  WHEREAS, the General Partner and Limited Partners wish to recapitalize the Partnership to provide for multiple classes of Limited Partnership Units each with a distinct set of rights. The General Partner and Limited Partners wish to provide for Class B Limited Partnership Units which are entitled to a preferential distribution and a Class A Limited Partnership Unit which is entitled to a special allocation of certain profits related to the sale of Company Stock, and to amend the agreement, accordingly; provided, however, they do not intend such amendment to cause or result in any transfer, shift or assignment of any interest in the Partners' respective Capital Accounts as of the date of this Agreement.

                  NOW, THEREFORE, in consideration of capital contributions and acts of each Partner, the Partners agree as follows:

                             ARTICLE 1: ORGANIZATION

                  Section 1.1 CONTINUATION OF THE PARTNERSHIP. The Partners hereby agree to join together to continue the Partnership pursuant to the Act and upon the terms and conditions set forth in this Agreement.

                  Section 1.2 CHARACTER AND PURPOSE OF BUSINESS. The general character and purpose of the business of the Partnership has been and continues to be: realizing a return, including through capital appreciation, to the Partners by receiving, trading, selling, reinvesting and otherwise holding or disposing of securities, including Company Stock and to hold and dispose of the Company Stock and invest the profits of the Partnership and the capital contributions of the Partners as hereinafter provided. The Partners expressly agree that the primary purpose of the Partnership is to hold and dispose of the Company Stock and invest any profits of the Partnership and any capital contributions of the Partners. Subject to Section 4.3, the Limited Partners hereby relieve the General Partner of any obligation, fiduciary or otherwise, to maximize the Partnership's profits by disposing of the Company Stock.

                  To consummate the foregoing and to carry out the obligations of the Partnership in connection therewith or incidental thereto, the General Partner shall have the authority, in accordance with and subject to the limitations set forth in this Agreement, to borrow money and to make and issue notes, obligations and evidences of indebtedness of all kinds, whether secured by a pledge of the Company Stock or otherwise, to vote the Partnership's interest in the Company Stock, to invest the profits of the Partnership and the capital contributions of the Partners, to make, enter into, perform and carry out any arrangements, contracts and/or agreements of every kind for any lawful purpose, without limit as to amount or otherwise, with any corporation, association, partnership, firm, trustee, syndicate, individual and/or any political or governmental division or subdivision, domestic or foreign, and generally to make and perform agreements and contracts of every kind and description and to do any and all things necessary or incidental to the foregoing.

                  Section 1.3 NAME OF PARTNERSHIP. The name of the Partnership is KEITHLEY INVESTMENT CO. LIMITED PARTNERSHIP.

                  Section 1.4 PRINCIPAL PLACE OF BUSINESS. The address of the principal place of business of the Partnership shall be 28775 Aurora Road, Solon, Ohio 44139, or such other address as may from time to time be selected by the Partners.

                  Section 1.5 PRINCIPAL OFFICE. The address of the principal office of the Partnership shall be 28775 Aurora Road, Solon, Ohio 44139, or such other address as may from time to time be selected by the Partners.

                  Section 1.6 AGENT FOR SERVICE OF PROCESS. General Partner shall be the Partnership's agent for service of process. General Partner's address for such purpose shall be 28775 Aurora Road, Solon, Ohio 44139, or such other address as may from time to time be selected by the Partners.

                  Section 1.7 NAMES AND ADDRESSES OF THE PARTNERS. The names and addresses of the Partners are as follows:

                           Joseph P. Keithley
                           28775 Aurora Road
                           Solon, Ohio 44139

                           The 1988 Family Trust Share
                           f/b/o Joseph P. Keithley
                           c/o Joseph P. Keithley
                           28775 Aurora Road
                           Solon, Ohio 44139

                           The 1988 Family Trust Share
                           f/b/o Roy F. Keithley
                           c/o Mr. Roy F. Keithley
                           5605 Courtyard Drive
                           Austin, TX 78731

                           The 1988 Family Trust Share
                           f/b/o Elizabeth M. Keithley
                           c/o Dr. Elizabeth M. Keithley
                           19918 Elfin Forest Rd.
                           Escondido, CA 92029

                  Section 1.8 GOVERNMENTAL FILINGS. The original Partners have filed the Certificate of Limited Partnership for the Partnership with the office of the Ohio Secretary of State. General Partner shall also make all such other governmental filings as are necessary or appropriate to qualify the Partnership to do business in any jurisdiction or to otherwise carry out the purposes and intent of this Agreement.

                  Section 1.9 TERM OF PARTNERSHIP. The term of the Partnership began on April 12, 1988, and the Partnership shall continue in existence until the General Partner attains age 65 on December 12, 2013, unless it is earlier dissolved and terminated pursuant to the provisions of this Agreement.

                        ARTICLE 2: CAPITAL CONTRIBUTIONS

                  Section 2.1 GENERAL PARTNER'S CAPITAL CONTRIBUTION. The General Partner has made a Capital Contribution to the Partnership of certain shares of Class A common stock, without par value of the Company.

                  Section 2.2 PRIOR LIMITED PARTNER'S CAPITAL CONTRIBUTIONS. The Prior Limited Partner made a Capital Contribution to the partnership of certain shares of Company Stock.

                  Section 2.3 RECAPITALIZATION OF LIMITED PARTNERSHIP UNITS. The Partnership is authorized to issue one (1) Class A Limited Partnership Unit and two (2) Class B Limited Partnership Units. By execution and delivery of this Agreement, each Limited Partner is exchanging such Limited Partner's share of the Limited Partner Interest such Limited Partner received as a successor in interest to the Prior Limited Partner for the following:

                                                        Limited
Limited Partner                                         Partnership Units
----------------                                        ----------------

The 1988 Family Trust Share                             1 Class A Limited
f/b/o Joseph P. Keithley                                Partnership Unit

The 1988 Family Trust Share                             1 Class B Limited
f/b/o Roy F. Keithley                                   Partnership Unit

The 1988 Family Trust Share                             1 Class B Limited
f/b/o Elizabeth M. Keithley                             Partnership Unit


                  Section 2.4 INTEREST ON CAPITAL CONTRIBUTIONS. No Partner shall be paid interest on its Capital Contribution.

                  Section 2.5 WITHDRAWAL AND RETURN OF CAPITAL CONTRIBUTIONS. No Partner shall have the right: (i) to withdraw any part of its Capital Contribution from the Partnership; or (ii) to demand a return of its Capital Contribution.

                  Section 2.6 CAPITAL ACCOUNTS. Except as otherwise provided herein, the Partnership shall maintain for each Partner a separate capital account in accordance with Section 1.704-1(b) of the Regulations and the principles set forth in Exhibit 1 attached hereto and made a part hereof. The Capital Account of each partner shall, except as otherwise provided herein, consist of the amount of its Capital Contribution, increased by (a) the fair market value of any property contributed by it to the Partnership, (b) the amount of any Partnership liability assumed by such partner or which is secured by any Partnership Property distributed to such Partner, and (c) its allocable share of Profits and any items of income or gain specially allocated to it pursuant to the provisions of this Agreement, and shall be decreased by (w) the amount of any cash distributed to it, (x) the fair market value of any Partnership Property distributed to it, (y) the amount of any liability of such Partner assumed by the Partnership or which is secured by any property contributed by such Partner to the

Partnership, and (z) its allocable share of Losses and any items of loss or deduction specially allocated to it pursuant to the provisions of this Agreement.

                  Except as otherwise provided herein, the foregoing provisions and all other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Regulations and shall be interpreted and applied in a manner consistent with such Regulations.

                  The Partners agree that immediately preceding the effectiveness of this Agreement the amount of the Capital Account of each of the Partners is as follows and that such amount is unchanged as a result of the execution and delivery and effectiveness of this Agreement such that the amount of the Capital Account of each of the partners immediately following the effectiveness of this Agreement is as follows:


                      General Partner:                          $   55,882;

                      The 1988 Family Trust Share
                      f/b/o Joseph P. Keithley                  $2,138,694;

                      The 1988 Family Trust Share
                      f/b/o Roy F. Keithley                     $2,138,695;

                      The 1988 Family Trust Share
                      f/b/o Elizabeth M. Keithley               $2,138,695.

                  Section 2.7 ADDITIONAL CAPITAL CONTRIBUTIONS. Each Partner may make additional Capital Contributions, from time to time, only with the consent of all Partners. Nothing herein shall obligate any Partner to make an additional Capital Contribution. The amount of any such Capital Contribution shall be the amount of money and the initial gross asset value of any property (other than money) contributed to and accepted by the Partnership with respect to the Interest in the Partnership held by such Partner.

                  Section 2.8 FAIR MARKET VALUE OF COMPANY STOCK . The Partners agree and acknowledge that the fair market value per share of the Company Stock on the date of this Agreement for purposes of this Agreement is $7.6275.

                   ARTICLE 3: ALLOCATION OF PROFITS AND LOSSES

                  Section 3.1 PROFIT AND LOSS ALLOCATIONS -- IN GENERAL. Except as otherwise provided in Section 3.2, Profits and Losses for any fiscal year of the Partnership shall be allocated among the Partners in accordance with the following percentages:


                  General Partner                                  1%

                  Each Class B Limited Partnership                33%
                           Unit

                  Class A Limited Partnership                     33%
                           Unit
                     Total                                       100%

                  In the event an allocation of Profits is made for any fiscal year pursuant to Section 3.2, the available Profits to be allocated under this
Section 3.1 shall be adjusted accordingly to reflect the prior allocation under
Section 3.2.

                  Section 3.2 PROFIT ALLOCATION -- SPECIAL RULES. Effective for any fiscal year of the Partnership beginning on or after January 1, 1998, the provisions of this Section 3.2 relating to the allocation of Profits shall be applied before the provisions of Section 3.1, and the provisions of Section 3.1 shall be applied only after giving effect to and adjusting the Profits in accordance with the provisions of this Section 3.2. In the event of any inconsistency between the provisions of this Section 3.2 and any other provision of this Agreement, the provisions of this Section 3.2 shall control.

                           (a) That portion of the Profits for a fiscal year
                  consisting of Portfolio Income not exceeding the Cumulative Minimum Distribution for Class B Limited Partnership Units for such fiscal year shall be allocated one-half (1/2) to and in respect of each Class B Limited
                  Partnership Unit.

                           (b) That portion of the Profits for a fiscal year
                  consisting of Post-Effective Date Gain not exceeding the EXCESS (if any) OF the Cumulative Minimum Distribution for Class B Limited Partnership Units for such fiscal year OVER the amount of the Portfolio Income for such fiscal year shall be allocated one-half (1/2) to and in respect of each Class B Limited Partnership Unit.

                           (c) That portion of Profits for a fiscal year
                  consisting of the Post-Effective Date Gain remaining after the allocation set forth in Section 3.2(b) is effected not exceeding the Preferred Capital Distribution for such fiscal year shall be allocated to and in respect of the General Partner Interest and the Class A Limited Partnership Unit as follows:

                  1/34 to the General Partner Interest

                  33/34 to the Class A Limited Partnership Unit.

                           (d) In the event the allocations of Portfolio Income
                  and Post-Effective Date Gain under Section 3.2(a) and Section 3.2(b) amount to less than the Cumulative Minimum Distributions for the current fiscal year and prior fiscal years, Portfolio Income, and thereafter to the extent necessary, Post-Effective Date Gain, arising in subsequent fiscal years, shall first be allocated to the Class B Limited Partnership Units until the allocations under Section 3.2(a),
                  Section 3.2(b) and this Section 3.2(d) equal the Cumulative Minimum Distributions.

The allocations under this Section 3.2 are determined with respect to the Partnership's Profits and therefore shall not be treated as guaranteed payments.

                  Section 3.3 TIMING OF ALLOCATIONS. Except as otherwise expressly provided herein, all allocations of Profits and Losses shall be made as of the last day of each fiscal year of the Partnership.

                            ARTICLE 4: DISTRIBUTIONS

                  Section 4.1 DISTRIBUTION OF NET OPERATING INCOME. Net Operating Income in respect of a fiscal year shall be distributed in the following proportions and order of priority:

                           (a) First, to and in respect of each Class B Limited
                  Partnership Unit until there has been distributed to and in respect of each Class B Limited Partnership Unit aggregate distributions pursuant to this Section 4.1(a) equal to one-half (1/2) of the Cumulative Minimum Distribution for Class B Limited Partnership Units for the fiscal year of such distribution and all prior fiscal years for which and to the extent the Cumulative Minimum Distribution for Class B Limited Partnership Units has not been distributed.

                           The effect of this Section 4.1(a) shall be that to
                  the extent that the Cumulative Minimum Distribution for Class B Limited Partnership Units in respect of any fiscal year is not distributed to and in respect of the Class B Limited Partnership Units, such amount not so distributed shall be distributed to and in respect of the Class B Limited Partnership Units in subsequent fiscal years, and no other distributions shall be made to the Partners until the Cumulative Minimum Distribution for Class B Limited Partnership Units in respect of any such fiscal year has been paid.

                           (b) Second, in respect of each fiscal year beginning
                  on or after January 1, 1998, to and in respect of the General Partner Interest and the Class A Limited Partnership Unit until there has been distributed to and in respect of the General Partner Interest and the Class A Limited Partnership Unit aggregate distributions pursuant to this Section 4.1(b) equal to the Preferred Capital Distribution with respect to each share of Company Stock sold by the Partnership during the fiscal year of such distribution and all prior fiscal years for which and to the extent the Preferred Capital Distribution has not been distributed, allocated as follows:

                  1/34 to the General Partner Interest

                  33/34 to the Class A limited Partnership Unit

                           The effect of this Section 4.1(b) shall be that to
                  the extent that the Preferred Capital Distribution in respect of sales of shares of Company Stock by the Partnership during any fiscal year is not distributed to and in respect of the General Partnership Interest and the Class A Limited Partnership Unit, such amount not so distributed shall be distributed to and in respect of the General Partnership Interest and Class A Limited Partnership Units in subsequent fiscal years, and no other distributions shall be made to the Partners, other than as provided in Section 4.1(a), until the Preferred Capital Distribution in respect of any such fiscal year has been paid.

                           (c) Thereafter, and in respect of each fiscal year
                  beginning before January 1, 1998, Net Operating Income shall be distributed to the Partners in accordance with the following percentages:


                  General Partner                                1%

                  Each Class B Limited Partnership              33%
                           Unit

                  Class A Limited Partnership                   33%
                           Unit
                                                               ----
                     Total                                     100%


Notwithstanding anything else contained in this Agreement, the Partnership shall make a distribution, in accordance with the provisions of this Article 4, of at least $50,000 in respect of each fiscal year beginning after January 1, 1998.

                  Section 4.2 TIMING OF DISTRIBUTIONS. Distributions of Net Operating Income shall be made at least annually within 90 days after the end of each fiscal year of the Partnership. [The determination of the amount of Net Operating Income distributable annually to the Partners under this Article shall be made based upon the state of facts existing on the last day of each fiscal year of the Partnership.] Distributions of Net Operating Income may be made quarterly at the discretion of the General Partner.

                  Section 4.3 SALES OF COMPANY STOCK. During the fourth fiscal quarter of each fiscal year the General Partner shall act in good faith and use reasonable efforts to sell a sufficient number of shares of Company Stock at a price not less than $7.50 per share in order to generate sufficient funds to make the distributions set forth in Section 4.1(a).

                  Section 4.4 DISTRIBUTIONS OF SHARES IN KIND. A distribution by the Partnership to a Partner of a share of Company Stock in kind shall be treated for purposes of Section 4.1(b) as if such share of Company Stock had been sold at the time of such distribution at its fair market value at that time.

                  Section 4.5 DISTRIBUTIONS FOR TAXES. Before March 15 of the year following the end of a fiscal year the accountants employed by the Partnership shall determine the marginal amount of federal, state and local income taxes incurred by each Partner on such Partner's allocable share of the Profits and Losses of the Partnership for such fiscal year. Before March 31 following such March 15 the Partnership shall distribute to each Partner in respect of such fiscal year, but only after giving priority to the distributions provided for in Section 4.1(a), an amount equal to the EXCESS (if any) OF such marginal taxes OVER the aggregate amount otherwise distributed to such Partner in respect of such fiscal year.

                 ARTICLE 5: RIGHTS AND DUTIES OF GENERAL PARTNER

                  Section 5.1 POWERS OF THE GENERAL PARTNER. Subject to the limitations imposed by law, and/or this Agreement, the General

Partner shall manage and control the day to day business and affairs of the Partnership and make all decisions affecting the business and assets of the Partnership, and, without limiting the generality of the foregoing, shall have the power on behalf of the Partnership to:

                  (a) authorize or approve all actions with respect to distributions out of the Partnership, disposition or acquisition of the Company Stock, investment and reinvestment of the Partner's capital contributions, borrowing of funds, execution of notes, pledges and all other instruments to effect the purposes of this Agreement;

                  (b) admit substitute Partners to the Partnership solely in accordance with the terms of this Agreement;

                  (c) employ such persons, firms or corporations, including any Partner or affiliate thereof, for the conduct of the business of the Partnership;

                  (d) sell, exchange, assign, convey, lease and/or transfer legal and equitable title to the Partnership Property on terms and conditions deemed reasonable by the General Partner;

                  (e) acquire, utilize for Partnership purposes, and operate, improve, and develop any Partnership Property;

                  (f) retain, without liability, any property in the form in which it is received without regard to its productivity or the proportion that any one asset or class of assets may bear to the whole;

                  (g) register or take title to Partnership assets in the name of the Partnership or as Trustee, with or without disclosing the identity of his principal, or to permit the registration of securities in "street name" under a custodial arrangement with an established securities brokerage firm, trust department, or other custodian;

                  (h) borrow money, finance, refinance or otherwise incur obligations for the account of the Partnership and pledge, mortgage, and grant a security interest in the Property;

                  (i) carry out the purpose of the Partnership through other partnerships, corporations, limited liability companies, or other entities;

                  (j) compromise claims against the Partnership;

                  (k) make any election under any tax law in the manner the General Partner deems advisable, the election or failure to elect of which shall not result in any cause of action against the General Partner;

                  (l) execute and/or accept any instrument, conveyance, or agreement incident to the Partnership's business or property without the joinder, ratification, or consent of the Partners;

                  (m) pay all Partnership debts, obligations, and expenses;

                  (n) perform the Partnership's obligations, and exercise all of the Partnership's rights, under any agreement to which the Partnership or any nominee of the Partnership is a party;

                  (o) loan funds to any partner on terms and conditions deemed reasonable by the General Partner;

                  (p) advance any monies to the Partnership required for the business of the Partnership, but with no obligation to do so;

                  (q) to acquire and determine the amounts of insurance coverage required by the Partnership Property, and/or business;

                  (r) enter into contracts and business undertakings to further the purposes of the Partnership;

                  (s) open and maintain bank and investment accounts and arrangements, drawing checks and other orders for the payment of money, and designating individuals with authority to sign or give instructions with respect to those accounts and arrangements;

                  (t) maintain the Partnership Property in good order;

                  (u) collect sums due the Partnership; or

                  (v) execute and file certificates or instruments as required or permitted by the Act and any other laws of the State of Ohio or any other jurisdiction where the Partnership does business.


                  Section 5.2 DUTIES OF THE GENERAL PARTNER.

                  (a) The General Partner shall manage or cause to be managed the affairs of the Partnership in a prudent and businesslike manner, and shall devote such part of is time to the Partnership affairs as is reasonably necessary for the conduct of such affairs; provided, however, that it is expressly understood and agreed that the General Partner shall not be required to devote his entire time or attention to the business of the Partnership and the General Partner shall not be restricted in any manner from carrying out or participating in other businesses or activities despite the fact that the same may be competitive with the business of the Partnership. Subject to Section 4.3, the General Partner shall have no duty or obligation to sell the Company Stock.

                  (b) In carrying out his obligations hereunder, the General Partner shall, at the cost and expense of the Partnership:

                           (i)       Render or cause to be rendered periodic
                                    reports to all Partners with respect to the operations of the Partnership;

                           (ii) Furnish or cause to be furnished to all Partners, within 90 days after the end of each fiscal year, annual financial statements;

                           (iii) Obtain and maintain, or cause to be obtained and maintained, such insurance as may be available and as the General Partner deems necessary or appropriate;

                           (iv) Deposit or cause to be deposited the Partnership's funds in such bank accounts with such bank or trust companies as the General Partner may designate (withdrawals from such bank accounts to be made upon such signature or signatures as the General Partner may designate);

                           (v) Maintain or cause to be maintained complete and accurate records of all property owned by the Partnership and complete and accurate books of account (containing such information as shall be necessary to record allocations and distributions), and make such records and books of account available for inspection and audit by all Partners or their respective duly authorized representatives (at the expense of the Partner making such inspection) during regular business hours and at the principal office of the Partnership;

                           (vi) Prepare and distribute, or cause to be prepared and distributed, to all Partners all reasonable tax reporting information and cause to be prepared and filed the tax return of the Partnership within 75 days after the end of each fiscal year; and

                           (vii) Cause to be filed such certificates and do such other acts as may be required by law to qualify and maintain the Partnership as a limited partnership.

                  Section 5.3 RESTRICTIONS ON GENERAL PARTNER. The General Partner will NOT have the authority to enter into any of the following transactions without Unanimous Consent:

                  (a) incur Partnership indebtedness in excess of a loan to value ratio of fifty percent (50%) (cumulative of all Partnership liabilities and the cumulative value of the Property measured at book value);

                  (b) compromise any claim or dispute having an amount or value in issue in excess of fifty percent (50%) of the total value of the Property;

                  (c) confess a judgment against the Partnership;

                  (d) do any act in violation of this Agreement;

                  (e) possess Property or assign the right of the Partnership or its Partners in specific Property for other than a purpose of the Partnership;

                  (f) make, execute, or deliver any assignments for the benefit of creditors, or on the Assignee's promise to pay the debts of the Partnership; or

                  (g) do any act for which the consent of the Limited Partners is required by the Act.

                  Section 5.4 REQUIREMENT OF UNANIMOUS CONSENT. The General Partner will NOT have the authority to enter into any of the following transactions without Unanimous Consent:

                  (a) terminate, liquidate and wind up the Partnership, except as otherwise provided in Article 9 of this Agreement;

                  (b) admit additional or substituter partners except as otherwise provided in Article 8 of this Agreement;

                  (c) do any act that would make it impossible to carry on the purpose of the Partnership and business of the Partnership (provide, however, that the sale or other disposition of all or any Property shall not be deemed to be an act making it impossible for the Partnership to carry on its business);

                  (d) engage in any business activity other than that which is consistent with the purposes of the Partnership; or

                  (e) amend this Agreement except as provided for elsewhere in this Agreement.

                  Section 5.5 LIABILITY OF GENERAL PARTNER.

                  (a) Except as otherwise provided in this Agreement, the General Partner shall not be personally liable for the return of all or any part of the capital contributions of any other Partner to the Partnership. Any such return shall be made solely from the assets of the Partnership.

                  (b) In carrying out his duties hereunder, the General Partner shall not be liable to the Partnership or to any other Partner for any action taken in good faith and reasonably believed to be in the best interests of the Partnership, or for errors of judgment, but shall be liable for willful misconduct or fraud.

                  (c) The General Partner shall determine, in his sole discretion, if, as and when to dispose of the Company Stock, if ever, and shall so dispose of the Company Stock or retain the Company Stock, without regard to the market price of the Company Stock. Without limiting the foregoing, it is the express intention of the parties hereto that the lineal descendants of JOSEPH F. KEITHLEY, (particularly his son, JOSEPH P. KEITHLEY) control, and that all his lineal descendants and each of them derive economic benefits from, any Company Stock held by the Partnership. The Partners do not want the General Partner to be subject to claims, litigation or demands from beneficiaries of the Limited Partner simply because the Partnership has held and continues to hold Company Stock where such retention is intended to carry out the intent in the Joseph F. Keithley 1988 Family Trust Agreement (as separated pursuant to that certain Division of the Joseph F. Keithley 1988 Family Trust) creating the Keithley Family Trust that the lineal descendants of JOSEPH F. KEITHLEY, particularly JOSEPH P. KEITHLEY, have a controlling interest in the Company. The parties here are trying to express in the strongest possible terms and in the clearest language that they do not want litigation brought to force the sale by the Partnership of the Company Stock simply because such Company Stock reaches new highs in market value or because such Company Stock declines in value. The parties hereto also intend that income and principal be distributed to the lineal descendants of JOSEPH
         F. KEITHLEY from the Partnership, under the foregoing provisions, even if such distribution substantially depletes or exhausts the Partnership, without any duty upon the General Partner to retain it for the persons who might otherwise receive it.

                  Section 5.6 COMPENSATION OF GENERAL PARTNER. The General Partner shall not receive any compensation for services rendered to the Partnership in his capacity as the General Partner, except as otherwise expressly provided in this Agreement, but shall be permitted reimbursement of reasonable expenses incurred on behalf of the Partnership.

                  Section 5.7 RELIANCE ON ACT OF GENERAL PARTNER. No financial institution or any other person, firm or corporation dealing with the General Partner shall be required to ascertain whether the General Partner is acting in accordance with this Agreement, but such financial institution or such other person, firm, or corporation shall be protected in relying solely upon the deed, transfer or assurance of and the execution of such instrument or instruments by the General Partner.

                  Section 5.8 OUTSIDE VENTURES OF PARTNERS. Any Partner may engage in or possess an interest in any other business venture of any type or description, independently or with others (including, without limitation, any venture which may be competitive with the business being conducted by the Partnership) and neither the Partnership nor any Partner will, by virtue of this Agreement, have any right, title or interest in or to such outside ventures or the income or other benefits derived therefrom.

                  Section 5.9 WAIVER OF SELF DEALING.

                  (a) The General Partner shall have the authority to enter into any transaction on behalf of the Partnership despite the fact that another party to the transaction may be (i) a trust of which a Partner is a trustee or beneficiary; (ii) an estate of which a Partner is a personal representative or beneficiary; (iii) a business controlled by one or more Partners or a business of which an partner is also a director, officer or employee; (iv) any affiliate, employee, stockholder, associate, manager, partner, or business associate; (v) any partner, acting individually; or (vi) any relative of a Partner, provided the terms of the transaction are no less favorable than those the Partnership could obtain from unrelated third parties.

                  (b) It is expressly understood that each Partner is entitled to invest his personal assets for his own account and is entitled to conduct his personal affairs and investments without regard to whether they constitute a Partnership "opportunity."

                  (c) A Partner may engage in or possess an interest in any other business or venture of any nature and description, independently or with others, including ones in competition with the Partnership, with no obligation to offer to the Partnership or any other Partner the right to participate. Neither the partnership no its Partners shall have by virtue of this Agreement any right in any independent venture or its income or Profits.

             ARTICLE 6: POWERS, RIGHTS AND DUTIES OF LIMITED PARTNER

                  Section 6.1 LIMITATION OF LIABILITY. Except as otherwise required under the Act (relating to a limited partner's liability under certain circumstances to refund to the Partnership distributions of cash previously made to it as a return of capital), the Limited Partners shall not be personally liable for any loss or liability of the Partnership beyond the amount of each Limited Partner's Contribution, except as hereinafter set forth.

                  Section 6.2 NO PARTICIPATION IN MANAGEMENT. Except as otherwise expressly provided in this Partnership Agreement, the Limited Partners shall not participate in the operation, management or control of the Partnership's business, transact any business in the Partnership's name or have any power to sign documents for or otherwise bind the Partnership. The Limited Partners may not require partition of any Partnership property or compel any sale or appraisement of Partnership assets or sale of a deceased Partner's interests therein, notwithstanding any provisions of law to the contrary.

                  Section 6.3 VOTING OF LIMITED PARTNERS.

                  (a) Limited Partners shall have the right to vote upon the matters listed below:

                           (i)         Election of a successor General Partner;

                           (ii)        Amendment of this Agreement;

                           (iii)       The Extension of the term of the
                                       Partnership; and

                           (iv) Any matter requiring the vote of the Limited Partners as set out elsewhere in this Agreement or in the Act.

                  (b) Those matters to be voted on by the Limited Partners can be done by written consent. Such a written consent may be utilized at any meeting of the Partners, or it may be utilized in obtaining approval by the Partners without a meeting.

                    ARTICLE 7: ACCOUNTING AND FISCAL AFFAIRS

                  Section 7.1 BOOKS OF ACCOUNT. General Partner shall keep proper books of account for the Partnership. Such books of account shall be kept at the principal office of the Partnership and shall be open at all times for examination and copying by the Limited Partner or its authorized representatives. The Partnership's tax year shall be the calendar year. All changes regarding the fiscal year and accounting methods to be used by the Partnership shall be made only with the prior written consent of each Limited Partner.

                  ARTICLE 8: TRANSFER OF PARTNERSHIP INTERESTS

                  Section 8.1 GENERAL PARTNER. Without the express written consent of a majority in interest of the Limited Partners, the interest of the General Partner in the Partnership shall not be transferable, and any attempted assignment shall be ineffective to transfer such interest. If the General Partner shall retire, die, become permanently and totally disabled, become incompetent, or be adjudicated insane or insolvent, or if any bankruptcy petition shall be filed by or against the General Partner under any Chapter of the Bankruptcy Reform Act of 1978, as the same may have been amended (the "Bankruptcy Code") and if the Limited Partners determine to continue the Partnership pursuant to Section 9.1 hereof, the successor or trustee of the General Partner, as the case may be, shall become the assignee of the General Partner's interest in the Partnership but shall not become a General Partner hereunder without the consent each of the Limited Partners.

                  Section 8.2 LIMITED PARTNERS. Without the express written consent of the General Partner, the interest of the Limited Partners in the Partnership shall not be transferable, and any attempted assignment shall be ineffective to transfer such interest.

                  Section 8.3 TRANSFEREES. Interests transferred pursuant to
Section 8.2 shall be and remain subject to all of the provisions of this Agreement, and the transferee of any such interest shall, upon the consent of the General Partner, become, or remain a Limited Partner hereunder, and this Partnership shall be deemed to continue with the remaining Partners on the same terms (except as the Partner's percentages may thereby be affected) as in this Agreement set forth.

                  Section 8.4 ABSOLUTE RESTRICTION. Notwithstanding any provision of this Agreement to the contrary, the sale or exchange of an interest in the Partnership will not be permitted if the interest sought to be sold or exchanged, when added to the total of all other interests sold or exchanged within the period of 12 consecutive months ending with the proposed date of the sale or exchange, results in the termination of the Partnership under Section 708 of the Code, which termination has a material and adverse effect on the Partnership or Partner.

               ARTICLE 9: DISSOLUTION, WINDING UP AND TERMINATION

                  Section 9.1 DISSOLUTION. The Partnership shall dissolve upon the retirement, voluntary resignation of the General Partner from employment with the Company, death, permanent and total disability, incompetence or adjudication of insanity, bankruptcy or insolvency of the General partner, upon the filing by the General Partner of a bankruptcy petition under any Chapter of the Bankruptcy Code or 90 days after the filing against the General Partner of a bankruptcy petition under any Chapter of the

Bankruptcy Code (unless said petition shall be dismissed within such 90-day period), unless the Limited Partners determine, pursuant to a unanimous written action, to continue the Partnership. The Partnership shall also be dissolved upon the expiration of the term specified in Section 1.9 or the sale, exchange or other disposition of substantially all of the assets of the Partnership, unless the General Partner determines to continue the Partnership and reinvest all or a portion of the proceeds of such sale, exchange, or other disposition in the General Partner's sole discretion. Upon dissolution of the Partnership, the General Partner (or his successor) shall proceed with the winding up of the Partnership and its assets shall be applied and distributed as herein provided.

                  Section 9.2 WINDING UP AND TERMINATION. Upon the dissolution of the Partnership (as defined in Section 9.1), the affairs and business of the Partnership shall be wound up and terminated, the Partnership's liabilities shall be discharged, and the Partnership Property shall be liquidated and distributed in the manner hereinafter described. A reasonable time shall be allowed for the orderly winding up of the affairs and business of the Partnership so as to enable the Partnership to minimize any losses attendant to the winding up and termination period. The winding up and termination of the affairs and business of the Partnership shall be supervised and conducted by the General Partner. The Liquidation Manager shall have the exclusive power and authority to act on behalf of the Partnership to wind up and terminate the affairs and business of the Partnership, to sell and convey the Partnership Property to such Persons (including, without limitation, any Partner or any Affiliate thereof) for such consideration and upon such terms and conditions as it deems necessary or appropriate, to discharge the Partnership's liabili- ties, to establish any reserves that it deems necessary or appropriate for any contingent or unforeseen liabilities or obligations of the Partnership, and to distribute the liquidation proceeds in the manner hereinafter described.

                  Upon completion of the winding up of the affairs and business of the Partnership, the liquidation proceeds shall be distributed by the General Partner (or his successor) in the following manner and order of priority:

                  (a) First, such liquidation proceeds shall be applied to the payment of debts and liabilities of the Partnership (excluding any loans from any Partner to the Partnership) and the payment of expenses of the winding up of the affairs and business of the Partnership;

                  (b) Next, such liquidation proceeds shall be applied to the repayment of any loans made by any Partner to the Partnership;

                  (c) Next, such liquidation proceeds shall be applied to the setting up of any reserves (to be held by the General Partner in an interest-bearing account) which the General Partner may deem necessary or appropriate for any contingent or unforeseen liabilities or obligation of the Partnership; provided, however, that at the expiration of such time as the General Partner deems necessary or appropriate, the balance of such reserves remaining after payment of such liabilities or obligations shall be distributed by the General Partner in the manner hereinafter set forth in this Section;

                  (d) Next, such liquidation proceeds shall be applied to the payment of accrued but unpaid Cumulative Minimum Distributions.

                  (e) The remaining assets shall then be distributed to the Partners in accordance with the Partners' positive capital account balances, AFTER making the adjustments for allocations under Article 3 and in compliance with the distribution priorities set forth in Article 4.

                  Section 9.3 RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS UPON DISSOLUTION. The Limited Partners shall look solely to the assets of the Partnership for the return of its Capital Contribution. The Limited Partners shall not have any obligation to restore any deficit in its Capital Account upon the liquidation of the Partnership.

                  Section 9.4 WAIVER OF PARTITION. Each Partner hereby waives any right to partition or cause a partition of the Partnership Property.

                  Section 9.5 FINAL ACCOUNTING. The Liquidation Manager shall furnish each of the Partners with a statement setting forth the assets and liabilities of the Partnership as of the date of the completion of the winding up and termination of the affairs and business of the Partnership. Upon completion of the distribution plan set forth in this Section 9.2, the General Partner shall cause to be executed by the appropriate parties and filed in such public offices as shall be required under the Act a cancellation of the certificate of limited partnership of the Partnership and any and all other documents which the General Partner deems necessary or appropriate to effect the dissolution and termination of the Partnership.

                             ARTICLE 10: AMENDMENTS

                  Section 10.1 AUTHORITY TO AMEND. Amendments to this Agreement shall require the approval of all Partners.

                          ARTICLE 11: POWER OF ATTORNEY

                  Section 11.1 POWER. Each Limited Partner irrevocably constitutes and appoints the General Partner as such Limited

Partner's true and lawful attorney in its name, place and stead to make, execute, swear to, acknowledge, deliver and file:

                  (a) Any certificates or other instruments which may be required to be filed by the Partnership under the laws of the State of Ohio or of any other state or jurisdiction in which the General Partner shall deem it advisable to file:

                  (b) Any documents, certificates or other instruments, including but not limited to, any and all amendments and modifications of this Agreement or of the instruments described herein which may be required or deemed desirable by the General Partner to effectuate the provisions of any part of this Agreement, and, by way of extension and not in limitation, to do all such other things as shall be necessary to continue and to carry on the business of the Partnership;

                  (c) All documents, certificates or other instruments which may be required to effectuate the dissolution and termination of the Partnership, to the extent such dissolution and termination is authorized hereby.

The power of attorney granted hereby shall not constitute a waiver of, or be used to avoid, the rights of each Limited Partner to approve amendments to this Agreement pursuant to Section 10.1 or be used in any other manner inconsistent with the status of the Partnership as a limited partnership or inconsistent with the provisions of this Agreement.

                  Section 11.2 SURVIVAL OF POWER. It is expressly intended by each Limited Partner that the foregoing power of attorney is coupled with an interest, is irrevocable and shall survive the dissolution of such Limited Partner. The foregoing power of attorney shall survive the delivery of an assignment by any of the Limited Partners of such Limited Partner's entire interest in the Partnership, except that where an assignee of such entire interest has become a Substitute Limited Partner, then the foregoing power of attorney of the assignor Partner shall survive the delivery of such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file any and all instruments necessary to effectuate such substitution.

                            ARTICLE 12: MISCELLANEOUS

                  Section 12.1 NOTICES AND ADDRESSES. All notices, consents, demands, requests, or other communications which may or are required to be given hereunder shall be in writing and shall be sent by telefax, overnight courier or United States mail, registered or certified, return receipt requested, postage prepaid to the Partnership at the address of the Partnership's principal office and to the Partners at the addresses set forth after their respective names in
Section 1.7. The Partnership and any Partner may change it or his address for the giving of notices, consents, demands, requests, or other communications by delivering written notice to the Partnership and to all the Partners of its or his new address for such purpose. Notices, consents, demands, requests, or other communications shall be deemed given or served on the day when sent by telefax, one business day after deposit with an overnight courier or two business days after deposit in the United States mail.


                  Section 12.2 RECAPITALIZATIONS, ETC. Int the event of any change in the number or kind of outstanding shares of Company Stock by reason of recapitalization, merger, consolidation, reorganization, separation, liquidation, stock split, stock dividend, combination of shares or any other change in the corporate structure or shares of stock of the Company an appropriate adjustment shall be made in the price per share of Company Stock in
Section 4.3 and the definition of Preferred Capital Distribution.

                  Section 12.3 PRONOUNS AND PLURALS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons may require.

                  Section 12.4 COUNTERPARTS. This Agreement may be executed in several counterparts all of which shall constitute one agreement, binding on all parties hereto, notwithstanding that all the parties are not signatories to the same counterpart.

                  Section 12.5 APPLICABLE LAW. This Agreement and the rights of the Partners hereunder shall be interpreted in accordance with the laws of the State of Ohio.

                  Section 12.6 SUCCESSORS. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by and against the parties hereto, their heirs, executors, administrators, successors, and assigns.

                  Section 12.7 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement in a particular respect shall not affect the validity and enforceability of any other provisions of this Agreement or of the same provision in any other respect.

                  Section 12.8 EXHIBITS. All exhibits attached hereto or referred to herein are incorporated herein by this reference.

                  The Partners have executed this Agreement as of the date first set forth at the beginning hereof.

                                           GENERAL PARTNER:


                                           /s/ Joseph P. Keithley
                                           Joseph P. Keithley


                                           LIMITED PARTNERS:

                                           THE 1988 FAMILY TRUST SHARE
                                               f/b/o JOSEPH P. KEITHLEY


                                           By: /s/ Joseph P. Keithley

                                           THE 1988 FAMILY TRUST SHARE
                                               f/b/o ROY F. KEITHLEY


                                           By: /s/ Roy F. Keithley

                                           THE 1988 FAMILY TRUST SHARE
                                               f/b/o ELIZABETH M. KEITHLEY



                                           By: /s/ Elizabeth M. Keithley

                                    EXHIBIT 1
                                    ---------

                  For purposes of interpreting and implementing Article 3 of the Agreement, the following rules shall apply and shall be treated as part of the terms of the Agreement:

         A.       SPECIAL ALLOCATION PROVISIONS.

                  1. For purposes of determining the amount of gain or loss to be allocated pursuant to Article 3 of the Agreement, any basis adjustments permitted pursuant to Section 743 of the Code shall be disregarded.

                  2. Partnership income, loss, deductions and credits shall be allocated to the Partners in accordance with the portion of the year during which the Partners have held their respective interests. All items of income, loss and deduction shall be considered to have been earned ratably over the period of the fiscal year of the Partnership, except that gains and losses arising from the disposition of assets shall be taken into account as of the date thereof.

                  3. Notwithstanding any other provision of the Agreement, to the extent required by law, income, gain, loss and deduction attributable to property contributed to the Partnership by a Partner shall be shared among the Partners so as to take into account any variation between the basis of the property and the fair market value of the property at the time of contribution in accordance with the requirements of Section 704(c) of the Code and the applicable regulations thereunder as more fully described in Part B hereof.

                  4. Notwithstanding any other provision of the Agreement, in the event the Partnership is entitled to a deduction for interest imputed under any provision of the Code on any loan or advance from a Partner (whether such interest is currently deducted, capitalized or amortized), such deduction shall be allocated solely to such Partner.

                  5. Notwithstanding any provision of the Agreement to the contrary, to the extent any payments in the nature of fees paid to a Partner are finally determined by the IRS to be distributions to a Partner for federal income tax purposes, there will be a gross income allocation to such Partner in the amount of such distribution.

                  6. (a) Notwithstanding any provision of the Agreement to the contrary and subject to the exceptions set forth in Section 1.704-2(f)(2)-(5) of the Treasury Regulations, if there is a net decrease in Partnership Minimum Gain during any Partnership fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain determined in accordance with Section 1.704-2(g)(2) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(f) of the Treasury Regulations. This paragraph 6(a) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. To the extent permitted by such Section of the Regulations and for purposes of this paragraph 6(a) only, each Partner's Adjusted Capital Account Balance shall be determined prior to any other allocations pursuant to Article 3 of the Agreement with respect to such fiscal year and without regard to any net decrease in Partnership Minimum Gain during such fiscal year.

                           (b) Notwithstanding any provision of the Agreement to
the contrary, except paragraph 6(a) of this Exhibit and subject to the exceptions set forth in Section 1.704-2(i)(4) of the Treasury Regulations, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership fiscal year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(3) of the Treasury Regulations, shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704- 2(i)(4) of the Regulations. This paragraph 6(b) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this paragraph 6(b), each Partner's Adjusted Capital Account Balance shall be determined prior to any other allocations pursuant to Article 3 of the Agreement with respect to such fiscal year, other than allocations pursuant to paragraph 6(a) hereof.

                  7. Notwithstanding any provision of the Agreement to the contrary, in the event any Partners unexpectedly receive any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6),
items of Partnership income and gain shall be specially allocated to such Partners in an amount and manner sufficient to eliminate the deficits in their Adjusted Capital Account Balances created by such adjustments, allocations or distributions as quickly as possible.

                  8. No loss shall be allocated to any Partner to the extent that such allocation would result in a deficit in its

Adjusted Capital Account Balance while any other Partner continues to have a positive Adjusted Capital Account Balance; in such event losses shall first be allocated to any Partners with positive Adjusted Capital Account Balances, and in proportion to such balances, to the extent necessary to reduce their positive Adjusted Capital Account Balances to zero. Any excess shall be allocated to the General Partner.

                  9. Any special allocations of items pursuant to this Part A shall be taken into account in computing subsequent allocations so that the net amount of any items so allocated and the profits, losses and all other items allocated to each such Partner pursuant to Article 3 of the Agreement shall, to the extent possible, be equal to the net amount that would have been allocated to each such Partner pursuant to the provisions of Article 3 of the Agreement if such special allocations had not occurred.

                  10. Notwithstanding any provision of the Agreement to the contrary, Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Partners in accordance with the percentages set forth in Section 4.1.

                  11. Notwithstanding any provision of the Agreement to the contrary, any Partner Nonrecourse Deduction for any fiscal year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i) of the Treasury Regulations.

         B.       CAPITAL ACCOUNT ADJUSTMENTS AND 704(c) TAX ALLOCATIONS.

                  1. For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners' capital accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes; provided, however, that:

                  (a) Any deductions for depreciation, cost recovery or amortization (other than depletion under Section 611 of the Code) attributable to a Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership was equal to the Agreed Value of such property. Upon an adjustment to the Carrying Value of any Partnership property subject to depletion under Section 611 of the Code, and further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined as if the adjusted basis of such property was equal to the Carrying Value of such property immediately following such adjustment.

                  (b) Any income, gain or loss attributable to the taxable disposition of any property (including any property subject to depletion under Section 611 of the Code) shall be determined by the Partnership as if the adjusted basis of such property as of such date of disposition was equal in amount to the Partnership's Carrying Value with respect to such property as of such a date.

                  (c) If the Partnership's adjusted basis in a depreciable or cost recovery property is reduced for federal income tax purposes pursuant to Section 48(q)(1) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to
         Article 3 of the Agreement. Any restoration of such basis pursuant to
         Section 48(q)(2) of the Code shall be allocated in the same manner to the Partners to whom such deemed deduction was allocated.

                  (d) The computation of all items of income, gain, loss and deduction shall be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or Section 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalizable for federal income tax purposes.

                   2. A transferee of a Partnership interest will succeed to the capital account relating to the Partnership interest transferred; provided, however, that if the transfer causes a termination of the Partnership under
Section 708(b)(1)(B) of the Code, the Partnership properties shall be deemed to have been distributed in liquidation of the Partnership to the Partners (including the transferee of a Partnership interest) and recontributed by such Partners and transferees in reconstitution of the Partnership. The capital accounts of such reconstituted Partnership shall be maintained in accordance with the principles set forth herein. Upon the occurrence of any of the following events, the Partnership Property shall be revalued and the Partners' Capital Accounts adjusted to reflect the gain (or loss) that would have been allocated to each Partner if all the Partnership Property had been sold at its fair market value immediately prior to the occurrence of such event:

                            (i) The acquisition of an additional interest in the
                  Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution;

                           (ii) The distribution by the Partnership to a Partner
                  of more than a de minimis amount of property or money in consideration for an interest in the Partnership; or

                      (iii) The "liquidation" of the Partnership within the
                  meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations.

The revaluation of the Partnership Property referred to in the immediately preceding sentence shall be made in accordance with Section
1.704-1(b)(2)(iv)(f) of the Regulations.

                  3. Upon an issuance of additional Partnership interests for cash or Contributed Property the capital accounts of all Partners (and the Carrying Value of all Partnership properties) shall, immediately prior to issuance, be adjusted (consistent with the provisions hereof) upward or downward to reflect any unrealized gain or unrealized loss attributable to each Partnership property (as if such unrealized gain or unrealized loss had been recognized upon an actual sale of such property at the fair market value thereof immediately prior to such issuance, and had been allocated to the Partners, at such time, pursuant to Article 3 of the Agreement). In determining such unrealized gain or unrealized loss attributable to the properties, the fair market value of Partnership properties shall be determined by the General Partner using such reasonable methods of valuation as it may adopt.

                  4. Immediately prior to the distribution of any Partnership property in liquidation of the Partnership or any Partner's interest in the Partnership, the capital accounts of all Partners (and the Carrying Values of all Partnership properties) shall be adjusted (consistent with the provisions hereof and Section 704 of the Code) upward or downward to reflect any unrealized gain or unrealized loss attributable to each Partnership property (as if such unrealized gain or unrealized loss had been recognized upon an actual sale of each such property, immediately prior to such distribution, and had been allocated to the Partners, at such time, pursuant to Article 3 of the Agreement). In determining such unrealized gain or unrealized loss attributable to the properties, the fair market value of Partnership properties shall be determined by the General Partner using such reasonable methods of valuation as it may adopt.

                  5. In accordance with Section 704(c) and the regulations thereunder, income, gain, loss and deduction with respect to any Contributed Property shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its Agreed Value.

                  6. In the event the Agreed Value of any Partnership asset is adjusted as described in paragraph 3 or 4 above, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Agreed Value in the same manner as under Section 704(c) of the Code and the regulations thereunder.

                  7. Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement.

                  8. The allocations set forth in Exhibit 1 (the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulations promulgated under Section 704 of the Code. The Regulatory Allocations shall be taken into account in allocating other Net Profits, Net Losses, and items of income, gain, loss, and deduction to each Partner so that, to the extent possible, and to the extent permitted by Treasury Regulations, the net amount of such allocations of other Net Profits, Net Losses, and other items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each Partner if the Regulatory Allocations had not been made; provided, however, that in no event shall less than 99% of the Partnership's depreciation deductions be allocated to the Limited Partner.

                  For purposes of this Exhibit, all other capitalized terms will have the same definition as in the Agreement.

                                    EXHIBIT 2
                                    ---------

                                   DEFINITIONS
                                   -----------


                  The capitalized words and phrases used in the Amended and Restated Limited Partnership Agreement for Keithley Investment Co. Limited Partnership, if not specifically defined therein, shall have the following meanings (such meanings shall be equally applicable to both the singular and plural forms of such words and phrases):

                  (1) "Act" means the Ohio Limited Partnership Law, as set forth in Chapter 1782.01 of the Revised Code of Ohio, as the same may be amended from time to time (or any corresponding provisions of any successor law).

                  (2) "Adjusted Capital Account Balance" means the balance in the capital account of a Partner as of the end of the relevant fiscal year of the Partnership, after giving effect to the following: (a) credit to such capital account any amounts the Partner is obligated to restore, pursuant to the terms of this Agreement or otherwise, or is deemed obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704- 2(i)(5) of the Treasury Regulations, and (b) debit to such capital account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

                  (3) "Affiliate" means, with respect to any Person: (a) any Person directly or indirectly controlling, controlled by or under common control with such Person; (b) any Person owning or controlling 10% or more of the outstanding voting securities of such Person; (c) any officer, director or general partner of such Person; or (d) any Person who is an officer, director, general partner, trustee or holder of 10% or more of the voting securities of any Person described in clauses (a) through (c) of this subparagraph.

                  (4) "Agreed Value" means the fair market value of Contributed Properties as agreed to by the contributing Partner and the Partnership, using such reasonable method of valuation as they may adopt.

                  (5) "Capital Account" means, with respect to any Partner, the capital account maintained for such Partner pursuant to Section 2.6.

                  (6) "Capital Contribution" means, with respect to any Partner, the amount of money and the fair market value of property contributed to the Partnership by such Partner.

                  (7) "Carrying Value" means (a) with respect to Contributed Property, the Agreed Value of such property reduced (but not below zero) by all amortization, depreciation and cost recovery deductions charged to the Partners' capital accounts with respect to such property, as well as any other charges for sales, retirements and other dispositions of assets included in a Contributed Property, as of the time of determination, and (b) with respect to any other property, the adjusted basis of such property for federal income tax purposes as of the time of determination. The Carrying Value of any property shall be adjusted in accordance with the principles set forth herein.

                  (8) "Class A Limited Partnership Unit" shall mean Limited Partnership Units of the Partnership entitled to the Incentive Allocation as set forth in Section 3.2 of this Agreement.

                  (9) "Class B Limited Partnership Units" shall mean Limited Partnership Units of the Partnership entitled to the Cumulative Minimum Distribution for Class B Limited Partnership Units as set forth in Section 4.1(a) of this Agreement.

                  (10) "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time (or any corresponding provisions of any successor law).

                  (11) "Company" means Keithley Instruments, an Ohio corporation.

                  (12) "Company Stock" means Class B common stock, without par value, of Keithley Instruments and Class A common stock, without par value, of Keithley Instruments.

                  (13) "Cumulative Minimum Distribution for Class B Limited Partnership Units" shall mean the following:


                                            Cumulative Minimum Distribution
                  For Fiscal Year           for Class B Limited Partnership
                  ---------------           -------------------------------
                                            Units
                                            -----

                  Before 1998                         -0-
                  Calendar 1998                     $100,000
                  Calendar 1999                     $120,000
                  Calendar 2000                     $140,000
                  Calendar 2001                     $160,000
                  Calendar 2002                     $180,000
                  Calendar 2003                     $200,000
                  After 2003                        $200,000.

                  (14) "General Partner" means Joseph P. Keithley.

                  (15) "Limited Partners" means The 1988 Family Trust Share f/b/o Joseph P. Keithley, The 1988 Family Trust Share f/b/o Roy F.

Keithley and The 1988 Family Trust Share f/b/o Elizabeth M. Keithley or any person who becomes a substituted Limited Partner for any such person pursuant to
Article 8.

                  (16) "Net Operating Income" means, with respect to any fiscal year of the Partnership, all revenue derived by the Partnership, reduced by the sum of the following: (a) all principal and interest payments and other sums paid on or with respect to any indebtedness of the Partnership; (b) all cash expenditures incurred incident to the operation of the Partnership's business, (including, without limitation, any capital expenditures and any repayment of loans to the Partnership by the General Partner pursuant to Section 5.4(f) and 5.5; and (c) such cash reserves as the Partners shall from time to time agree to establish for working capital, compensating balance requirements, contingencies or the funding of any other cash requirements of the Partnership.

                  (17) "Nonrecourse Deductions" shall have the meaning set forth in Section 1.704-2(b)(1) of the Treasury Regulations. The amount of Nonrecourse Deductions for a Partnership fiscal year equals the excess, if any, of the net increase, if any, in the amount of Partnership Minimum Gain during that fiscal year over the aggregate amount of any distributions during that fiscal year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain, determined according to the provisions of Section 1.704-2(c) of the Treasury Regulations.

                  (18) "Nonrecourse Liability" shall have the meaning set forth in Section 1.704-2(b)(3) of the Treasury Regulations.

                  (19) "Partner" means the General Partner or the Limited Partners and together the "Partners".

                  (20) "Partner Nonrecourse Debt Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, determined in accordance with
Section 1.704-2(i) of the Treasury Regulations.

                  (21) "Partner Nonrecourse Debt" shall have the meaning set forth in Section 1.704-2(b)(4) of the Treasury Regulations.

                  (22) "Partner Nonrecourse Deductions" shall have the meaning set forth in Section 1.704-2(i)(2) of the Treasury Regulations. For any Partnership taxable year, the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt equal the net increase during the year, if any, in the amount of Partner Nonrecourse Debt Minimum Gain reduced (but not below zero) by proceeds of the liability that are both attributable to the liability and allocable to an increase in the Partner Nonrecourse Debt Minimum Gain Limited Partner Agreement.

                  (23) "Partnership Interest" means the entire ownership interest of a Partner, including, without limitation, the rights and obligations of such Partner under this Agreement and the Act.

                  (24) "Partnership Minimum Gain" shall have the meaning set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Treasury Regulations.

                  (25) "Partnership Property" means all real and personal property acquired by the Partnership and any improvements thereto, and shall include both tangible and intangible property.

                  (26) "Person" means any individual, partnership, corporation, trust or other entity.

                  (27) "Portfolio Income" means income (net of applicable fees and expenses, including interest expense on indebtedness for borrowed money) from dividends and interest and other investments not involving the active conduct by the Partnership of a trade or business but excluding gains from sales of stocks or debt instruments reflecting economic appreciation.

                  (28) "Post-Effective Date Gain" means the excess of the selling price of a share of Company Stock over the fair market value per share of the Company Stock on the date of this Agreement as set forth in Section 2.8.

                  (29) "Preferred Capital Distribution" means 20% of the amount by which the selling price of a share of Company stock is greater than $12.00 but is not greater than $30.00, and 25% of the amount by which the selling price of a share of Company Stock is greater than $30.00.

                  (30) "Profits" and "Losses" mean, for each fiscal year of the Partnership, an amount equal to the Partnership's taxable income or loss for such period from all sources (including gain or loss from the disposition of Partnership Property), determined in accordance with Section 703(a) of the Code, adjusted in the following manner: (a) the income of the Partnership that is exempt from federal income tax shall be added to such taxable income or loss;
(b) any expenditures of the Partnership which are not deductible in computing its taxable income and not properly chargeable to capital account under either
Section 705(a)(2)(B) of the Code or the Regulations promulgated under Section 704(b) of the Code shall be subtracted from such taxable income or loss; (c) in the event any Partnership Property is revalued in accordance with Section 1.704-1(b)(2)(iv)(f) of the Regulations, then the amount of any adjustment to the value of such Partnership Property shall be taken into account as gain or loss from the disposition of such Partnership Property for purposes of computing Profits or Losses; (d) gain or loss resulting from any disposition of Partnership Property which has been revalued pursuant to Section

1.704-1(b)(2)(iv)(f) of the Regulations and with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the adjusted value of such Partnership Property, notwithstanding that the adjusted tax basis of such Partnership Property differs from the adjusted value;
(e) any depreciation, amortization or other cost recovery deductions taken into account in computing such taxable income or loss shall be recomputed based upon the adjusted value of any Partnership Property which has been revalued in accordance with Section 1.7041(b)(2)(iv)(f) of the Regulations; and (f) any items of income, gain, loss, deduction or credit which are specially allocated pursuant to Section 3.2 shall not be taken into account in computing Profits or Losses.

                  (31) "Regulations" means the Federal Income Tax Regulations (including without limitation, Temporary Regulations) promulgated under the Code, as the same may be amended from time to time (including corresponding provisions of successor regulations).

                  (32) "Voluntary Transfer" means any sale, assignment, transfer, pledge, or hypothecation of any Partnership Interests by a partner, except for an Involuntary Transfer.